PRUDENTIAL TAX-FREE MONEY FUND, INC.
                 GATEWAY CENTER THREE, 4th Floor
                       100 MULBERRY STREET
                    NEWARK, NEW JERSEY 07102





                                   June 3, 2008



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


     Re:  Prudential Tax-Free Money Fund, Inc.
          File No. 811-2927


Ladies and Gentlemen:

     Enclosed please find the Semi-Annual Report on Form N-SAR for the above referenced Fund, for the six-month period ended
April 7, 2008. The enclosed is being filed electronically via the EDGAR System.



                                   Yours truly,


                                   /s/ Jonathan D. Shain
                                   Jonathan D. Shain
                                   Assistant Secretary

Enclosure


     This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 3rd day of June
2008.



              Prudential Tax-Free Money Fund, Inc.


Witness:     /s/Liliana    M.    Santos                       By:
/s/Jonathan D. Shain
       Liliana M. Santos                       Jonathan D. Shain
                                        Assistant Secretary





L:\MFApps\CLUSTER 2\N-SARS\TFM\2008\Semi letter.doc